SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 24, 2009

UNITED NATURAL FOODS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-21531	05-0376157
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

260 Lake Road
Dayville, CT 06241
(Address of Principal Executive Offices) (Zip Code)

(860) 779-2800
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

The following information is being furnished under Item 2.02–Results of Operations and Financial Condition. This information, including the exhibit attached hereto, shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information under this Item 2.02 of this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, regardless of any general incorporation language in such filing.

On February 24, 2009, United Natural Foods, Inc. (the “Company”) issued a press release to report its financial results for the quarter ended January 31, 2009. The press release is furnished as Exhibit 99.1 hereto.

Item 7.01.  Regulation FD Disclosure.

On February 24, 2009, during a conference call held to discuss the results of the Company’s operations during the second quarter of fiscal 2009, Steven L. Spinner, President and Chief Executive Officer of the Company, made the following statement:

“I mean, the most significant part of the peanut issue for us comes out of our Hershey Imports where we were buying products from [the Peanut Corporation of America] in our manufacturing facility. Obviously that product is recalled all the way back to 2007. We have no recourse with PCA, obviously, at this point. So we think there’s going to be some kind of claim that we’re going to have to eat that’s not reimbursed. We don’t think it’s overly significant. It has the potential of being $0.02, possibly $0.03.”

Mr. Spinner’s comments were not meant to modify the updated fiscal year 2009 earnings per share guidance set forth in the press release furnished as Exhibit 99.1 hereto or to imply that such guidance should be reduced further to reflect the effect on the Company of such potential claim.

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: Not Applicable

(b)	Pro Forma Financial Information: Not Applicable

(c)	Shell Company Transactions: Not Applicable

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated February 24, 2009: United Natural Foods Announces Second Quarter 2009 Diluted EPS of $0.32, an Increase of 52% Over Diluted EPS for Second Quarter 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Natural Foods, Inc.

By:    /s/ Mark E. Shamber
Mark E. Shamber
Vice President and Chief Financial Officer

Date:  February 27, 2009